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                                                                   Exhibit 10(a)


                         SEVERANCE AGREEMENT AND RELEASE

         THIS SEVERANCE AGREEMENT AND RELEASE ("Agreement"), effective the 31st day of January, 2001, is entered into between ARTEMIOS B. VASSOS, M.D., F.A.C.P. ("Employee") and ALLIANCE PHARMACEUTICAL CORP., a New York corporation ("Employer"), whose principal business address is 3040 Science Park Road, San Diego, California 92121, with regard to the following:

         WHEREAS, Employer and Employee agree that it is in their mutual best interests for the employment of Employee to be terminated in accordance with the terms and conditions contained herein.

         NOW, THEREFORE, the parties hereby agree as follows:

         1. TERMINATION OF EMPLOYMENT. Employee hereby resigns his position as Executive Vice President and Chief Scientific Officer effective November 8, 2000 and as an employee of Employer and its parent or subsidiary corporations effective May 4, 2001.

         2. COMPENSATION. In consideration of the covenants and promises contained in this Agreement, and as full and final compensation to Employee for all services as an employee, Employee shall receive from Employer, with appropriate deductions and withholdings, the following:

         STOCK OPTIONS

         A.       Option #001583, 75,000 shares at $2.50 (18,750 shares
                  currently vested) -- accelerate balance to vest on March 4,
                  2001

         B.       Other option grants:

                  1.       Vested options remain valid in accordance with terms;
                           and

                  2. Unvested options as of December 31, 2000 (34,250 shares) are canceled immediately.

         SALARY

         C. Full base salary through May 4, 2001 (lump sum base salary payment if Employee becomes employed any time prior to date)

         BENEFITS

         D.       1.       Insurance, medical benefit plan, 401(k) plan
                           continues until May 4, 2001; and

                  2.       Remaining benefits are terminated immediately.

         LOANS

         E. Loan #1 -- $125,000 forgivable loan remaining balance ($83,333 and interest) forgiven on March 4, 2001.


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         F.       Loan #2 -- $125,000 repayable loan (remaining balance
                  ~$90,000) -- continue with principal and interest due at the time of sale of Employee's home or no later than March 1, 2004.

         3. RELEASE. In consideration of the above described payments, Employee does hereby unconditionally, irrevocably and absolutely release and discharge Employer, all related holding, parent or subsidiary corporations, and their affiliates, directors, officers, employees, agents, attorneys, stockholders, insurers, successors and/or assigns, from any and all loss, liability, claims, demands, causes of action, or suits of any type, whether in law and/or in equity, known or unknown, related directly or indirectly or in equity, known or unknown, related directly or indirectly or in any way connected with any transaction, affairs or occurrences between them to date, including, but not limited to, Employee's employment with Employer and the termination of said employment. This release between Employer and Employee includes all rights or claims Employee may have under the Age Discrimination in Employment Act, 29 U.S.C. Sections 621 ET SEQ., the California Fair Employment and Housing Act, California Government Code Section 12900 ET SEQ. and any similar federal or state statute covering any age discrimination in any form by Employer against Employee.

         4. CLAIMS. In further consideration of the above described payments and benefits, Employee irrevocably and absolutely agrees that he/she will not prosecute nor allow to be prosecuted on his/her behalf in any administrative agency, whether federal or state, or in any court, whether federal or state, any claim or demand of any type related to the matters released above. It is therefore the intention of the parties that with the execution of this Agreement, Employer and all related holding, parent and subsidiary corporations, and their affiliates, officers, directors, employees, agents, attorneys, stockholders, insurers, successors and/or assigns will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to the matters discharged herein. Employee represents that he/she has not filed any complaint, charges or lawsuits against Employer or any related holding, parent and subsidiary corporations (including their affiliates, officers, directors, and employees) with any governmental agency or any court.

         5. UNKNOWN CLAIMS. Employee understands and agrees that this release extends to all claims of every nature, known or unknown, suspected or unsuspected, past, present or future, and that any and all rights granted to Employee under Section 1542 of the California Civil Code or any analogous federal law or regulation are hereby expressly waived. Said Section 1542 of the California Civil Code reads as follows:

         "A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him/her must have materially affected his/her settlement with the debtor."

         6. EFFECT ON PREVIOUS AGREEMENTS. This Agreement is intended to resolve any and all issues among and between Employee and Employer and/or its parent and subsidiary corporations, including without limitation, any claims for wages, compensation, benefits, severance pay, or other aspects of the employment relationship between Employer or its parent or subsidiary corporations, and Employee. This Agreement shall supersede, novate and extinguish

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all prior employment agreements, express or implied, verbal or written, between Employee and Employer or its parent or subsidiary corporations; provided, however, that this Agreement is not intended to supersede or affect any obligation of Employee, contractual or otherwise, with respect to the disclosure, use or protection of any proprietary or confidential information of Employer and its parent or subsidiary corporations or otherwise provided by Employer or its parent or subsidiary corporations to Employee, including any trade secrets. All previous written agreements and obligations imposed by law or contract, relating to the intellectual property, proprietary information, confidential information or trade secrets of Employer or its parent or subsidiary corporations, including obligations of disclosure and assignment of inventions, shall remain in full force and effect and survive the execution of this Agreement.

         7. BINDING EFFECT. Employee further declares and represents that no promise, inducement or agreement not expressed herein has been made to him/her and that this Agreement contains the entire agreement between the parties relating to the subject matter hereof.

         8. SUCCESSORS. Employer and Employee understand and expressly agree that this Agreement shall bind and benefit the heirs, partners, successors, parent or subsidiary corporations, employees, directors, stockholders, officers, attorneys, affiliates, predecessors, representatives and assigns of Employer and Employee.

         9. PUBLICITY. The parties hereto agree not to divulge or publicize the existence of this Agreement or the terms hereof except as may be necessary to enforce this Agreement or as may be required by law.

         10. INTERPRETATION. The validity, interpretation, and performance of this Agreement shall be construed and interpreted according to the laws of the State of California. This Agreement shall not be interpreted for or against either party hereto on the ground that such party drafted or caused this Agreement to be drafted. If any provision of this Agreement, or part thereof, is held invalid, void or violable as against the public policy or otherwise, the invalidity shall not affect other provisions, or parts thereof, which may be given effect without the invalid provision or part. To this extent, the provisions, and parts thereof, of this Agreement are declared to be severable.

         11. ARBITRATION OF DISPUTES. Any dispute regarding the termination of Employee's employment, or relating to or arising from the employment of Employee by Employer or its parent or subsidiary corporations, shall be resolved through final and binding arbitration in San Diego, California in accordance with the then-existing commercial arbitration rules (the "Rules") of the American Arbitration Association ("AAA"), and judgment upon the award rendered by the arbitrators may be entered in any court having competent jurisdiction thereof; provided, however, that the law applicable to any controversy shall be the law of the State of California, regardless of its or any other jurisdiction's choice of law principles. In any such arbitration, the award or decision shall be rendered by a majority of the members of a Board of Arbitration consisting of three (3) members, one of whom shall be appointed by each party and the third of whom shall be the chairman of the panel and be appointed by mutual agreement of said two party-appointed arbitrators. In the event that either party shall fail to appoint an arbitrator within ten (10) days after the demand for arbitration, such arbitrator shall be appointed by the AAA in accordance

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with the Rules. The arbitration shall take place within forty-five (45) days of the demand for arbitration. The arbitrators shall render their decision in writing to the Employer, Employee and their respective counsel within twenty
(20) days of the completion of the arbitration. In no event shall the demand for arbitration be made after the date when institution of a legal or equitable proceeding based on such a claim, dispute or other matter in question would be barred by the applicable statute of limitations. In the event of any such arbitration, Employee shall bear his or her own costs. However, notwithstanding the above, nothing in this Agreement shall require Employer or its parent or subsidiary corporations to arbitrate any claim involving alleged breaches by Employee under the Employee and Confidentiality Agreement of Employee's obligations to maintain the confidentiality of proprietary and confidential information or to assign any interests in any inventions or discoveries of Employee during the employment relationship, and Employee acknowledges and agrees that such claims may be the subject of a court action seeking legal or equitable relief.

        12. ADMISSIONS. It is understood that this Agreement is not an admission of any liability whatsoever by either Employer or Employee.

        13. EXECUTION AND REVOCATION PERIODS. Employee has twenty-one (21) days after actual receipt of this Agreement in which to consider and execute this Agreement. Employee has a period of seven (7) days following the execution of this Agreement in which to revoke this Agreement. This Agreement will not become effective or enforceable until the revocation period has expired. If not executed or revoked, any payments made under this Agreement shall be repaid by Employee to Employer.

         14. COUNSEL. Employee acknowledges that he/she fully understands his/her right to discuss this Agreement with independent counsel of his/her choice, that he/she has carefully read and fully understands this entire Agreement and that he/she is voluntarily entering into this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

ALLIANCE PHARMACEUTICAL CORP.                ARTEMIOS B. VASSOS, M.D., F.A.C.P.



By: /s/ Lloyd A. Rowland                     /s/ Artemios B. Vassos
    ----------------------------------       -----------------------------------
    Lloyd A. Rowland
    Vice President and General Counsel


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